SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 10, 2010

White Mountain Titanium Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 812, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02	Unregistered Sales of Equity Securities

In 2007 we issued 5,847,600 warrants to purchase shares of our common stock on or before August 10, 2010.  As of August 10, 2010, these warrant holders exercised their warrants and purchased an aggregate of 2,193,040 shares of our common stock at $0.60 per share for total gross proceeds of $1,315,824.  The remaining 3,654,560 outstanding warrants expired.  The shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Regulation S.  Each of the persons was a non-U.S. person at the time of the exercise.  The issuance of the shares was made in an offshore transaction and no directed selling efforts were made in the U.S. by us or anyone acting on our behalf.  No underwriting discounts or commissions were paid in connection with the issuance of the shares.  All of the shares are registered for resale in our current registration statement on Form S-1 filed with the Securities and Exchange Commission.

With the exercise and expiration of the above-referenced warrants, we currently have 39,370,012 common shares issued and outstanding and 6,739,785 warrants outstanding.  Of the outstanding warrants, 4,250,000 are held by Rubicon Master Fund and expire on April, 1 2011, and all but 254,785 of the remaining warrants are held by management.  We also continue to have outstanding 2,740,000 common stock options and 1,050,000 common shares issuable upon reaching certain milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: August 13, 2010	By	/s/ Brian Flower
Brian Flower, Chairman

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